UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 30, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This amended Current Report on Form 8-K (this “Amendment”) is being filed by Axalta Coating Systems Ltd. (“Axalta”) for the purpose of amending Item 2.05 of that certain Current Report on Form 8-K originally filed by Axalta with the U.S. Securities and Exchange Commission (“SEC”) on July 31, 2018 (the “Original Form 8-K”) in connection with an approved restructuring plan involving the closure of Axalta's manufacturing facility at its Mechelen, Belgium site and transfer of production capabilities to other Axalta facilities. As indicated in the Original Form 8-K, this Amendment is being filed with the SEC to provide updates to certain costs and savings associated with exit or disposal activities. Except as described below, all other information in the Original Form 8-K remains unchanged. All dollar amounts below are presented in U.S. Dollars based on current exchange rates.
Item 2.05. Costs Associated with Exit or Disposal Activities.
Axalta currently expects to incur aggregate pre-tax charges of approximately $120-130 million, subject to future changes in estimates in connection with the anticipated closure and transfer of production to other Axalta facilities. Components of the pre-tax charges include approximately $71 million in severance costs and non-cash accelerated depreciation costs of approximately $50-60 million associated with the reduced useful lives of the impacted manufacturing assets. No impairments to the associated long-lived assets are expected.
Axalta estimates that, at the midpoint of the range, the pre-tax charges will be incurred in fiscal years 2018, 2019 and 2020 of approximately $85 million, $30 million and $10 million, respectively. During the three months ended September 30, 2018, Axalta recognized approximately $71 million and $5 million in severance costs and non-cash accelerated depreciation costs, respectively. Completion of the transfer and start-up of production at other Axalta manufacturing facilities is estimated to require capital expenditures of approximately $65-75 million. Axalta commenced the closure in the third quarter of 2018 and anticipates completion of the restructuring and closure activities during the second half of 2020. Axalta expects the charges to result in annual pre-tax savings of approximately $30 million which are expected to begin to be realized during the second half of 2020.
Cautionary Statement Concerning Forward-Looking Statements
Certain matters discussed in this Amendment are forward-looking statements, including the expected timing of the closure of the Mechelen, Belgium facility and the amount and timing of the expected charges and savings associated with the closure. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this Amendment. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that impact the expected timing and costs of the facility closure and other financial, operational and legal risks and uncertainties detailed from time to time in the Axalta’s cautionary statements contained in its filings with the SEC. These forward-looking statements represent the Axalta’s judgment as of the date of this Amendment. Axalta disclaims, however, any intent or obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	October 31, 2018	By:	/s/ Sean M. Lannon
Sean M. Lannon
Vice President and Interim Chief Financial Officer